UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  July 10, 2014

FX ENERGY, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-25386	87-0504461
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

3006 Highland Drive, Suite 206
Salt Lake City, Utah	84106
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (801) 486-5555

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                              Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                              Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                              Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                              Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01—ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On July 10, 2014, FX Energy, Inc., entered into an underwriting agreement (the “Underwriting Agreement”) with MLV & Co. LLC and Euro Pacific Capital, Inc., as representatives of the several underwriters named therein (the “Underwriters”).  The Underwriting Agreement relates to the sale by the Company of an aggregate of 800,000 shares of its 9.25% Series B Cumulative Convertible Preferred Stock, par value $0.001 per share and liquidation preference $25.00 per share (the “Series B Preferred Stock”) in an underwritten public offering (the “Offering”).  Additionally, the Company granted the Underwriters an option to purchase up to an additional 120,000 shares of Series B Preferred Stock at the public offering price, less the underwriting discount, to cover overallotments, if any.  Holders of Series B Preferred Stock may convert their shares, in whole or in part, into shares of the Company’s common stock at a conversion price of $5.00 per share.

The Underwriting Agreement contains customary representations, warranties, and agreements by the Company and customary conditions to closing, indemnification obligations of the parties, including for liabilities under the Securities Act of 1933, as amended, and termination provisions.

The foregoing description of the Underwriting Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Underwriting Agreement, a copy of which is filed herewith as Exhibit 1.02 and is incorporated by reference herein.

The Offering is contemplated by the Underwriting Agreement and is being made pursuant to a registration statement on Form S-3 (File No. 333-182288), including the base prospectus (the “Base Prospectus”), which became effective on August 1, 2012, and a preliminary prospectus supplement and prospectus supplement (together with the Base Prospectus, the “Prospectus”), as filed with the Securities and Exchange Commission on July 8 and July 11, 2014, respectively.  The Offering was priced at $25.00 per share.  The Company will pay cumulative dividends in cash on the shares on a quarterly basis at an annual rate of $2.3125 per share, or 9.25% of the liquidation preference.  The net proceeds to the Company from the Offering will be approximately $18.5 million (assuming that the Underwriters do not exercise their overallotment option), after deducting the underwriting discount and estimated offering expenses.  The Company intends to use the net proceeds from the Offering to fund seismic and new drilling costs near its Tuchola prospect, which is located in the Edge license in north central Poland, where the Company holds 100% working interest in 730,000 acres.

ITEM 3.03—MATERIAL MODIFICATION TO RIGHTS OF SECURITY HOLDERS.

The information set forth under Item 5.03 regarding the Series B Preferred Stock Designation (as defined below) of the Company is incorporated by reference into this Item 3.03.

ITEM 5.03—AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS;

CHANGE IN FISCAL YEAR

On July 11, 2014, the Company filed an Amendment to the Articles of Incorporation Designating Rights, Privileges, and Preferences of 9.25% Series B Cumulative Convertible Preferred Stock (the “Series B Preferred Stock Designation”) with the Nevada Secretary of State with respect to 920,000 shares of Series B Preferred Stock.  The Series B Preferred Stock ranks senior to the Company’s common stock with respect to the payment of dividends and distribution of assets upon liquidation, dissolution, or winding up.

Except upon a Change of Control (as defined in the Series B Preferred Stock Designation), the Series B Preferred Stock may not be redeemed before July 17, 2017, at or after which time the Series B Preferred Stock may be redeemed at the Company’s option for $25.00 per share in cash.  In the event of a Change of Control, the Series B Preferred Stock will be redeemable at the option of the Company (or the acquiring entity), in whole but not in part, at $25.00 per share in cash.  If the Company does not exercise its option to redeem the Series B Preferred Stock upon a Change of Control, the holders of the Series B Preferred Stock have the option to convert the shares of Series B Preferred Stock into up to an aggregate of 13,731,000 shares of the Company’s common stock per share of Series B Preferred Stock (assuming exercise in full of the overallotment option), subject to certain adjustments.  If the Company exercises any of its redemption rights relating to shares of Series B Preferred Stock, the holders of Series B Preferred Stock will not have the conversion right described above with respect to the shares of Series B Preferred Stock called for redemption.

There is no mandatory redemption of the Series B Preferred Stock.

There is a general conversion right with respect to the Series B Preferred Stock with an initial conversion price of $5.00, as such conversion price may be adjusted, a special conversion right upon a change of control, and a market trigger conversion at our option in the event the Trading Price (as defined in the Series B Preferred Stock Designation) of the Company’s common stock equals or exceeds 120% of the conversion price for at least 20 trading days in any 30 consecutive trading day period ending three days prior to the date of notice of conversion.

Holders of the Series B Preferred Stock will have no voting rights, except for limited voting rights if the Company fails to pay dividends for four or more quarterly periods (whether or not consecutive) and in certain other limited circumstances or as required by law.  See the Series B Preferred Stock Designation for additional information relating to the payment of dividends, voting rights, the ranking of the Series B Preferred Stock in comparison with the Company’s other securities, and other matters.

ITEM 8.01—OTHER EVENTS

On July 10, 2014, the Company issued a press release, a copy of which is attached as Exhibit 99.01, announcing the pricing of the offering of its newly designated Series B Preferred Stock.

ITEM 9.01—FINANCIAL STATEMENTS AND EXHIBITS

The following are filed as exhibits to this report:

Exhibit Number*	Title of Document	Location

Item 1	Underwriting Agreement
1.02

Underwriting Agreement dated July 10, 2014, between and among FX Energy, Inc., and MLV & Co. LLC and Euro Pacific Capital, Inc., for themselves and as representatives of the underwriters named in Schedule II thereto

Attached

Item 3	Articles of Incorporation and Bylaws
3.06	Amendment to the Articles of Incorporation Designating Rights, Privileges, and Preferences of 9.25% Series B Cumulative Convertible Preferred Stock dated July 11, 2014	Attached

Item 5	Opinion re: Legality
5.01	Opinion of Kruse Landa Maycock & Ricks, LLC, dated July 10, 2014	Attached

Exhibit Number*	Title of Document	Location

Item 23	Consents of Experts and Counsel
23.01	Consent of Kruse Landa Maycock & Ricks, LLC, dated July 10, 2014	Included in the opinion filed as Exhibit 5.01

Item 99	Miscellaneous
99.01	Press Release dated July 10, 2014	Attached

*                 All exhibits are numbered with the number preceding the decimal indicating the applicable SEC reference number in Item 601 and the number following the decimal indicating the sequence of the particular document.  Omitted numbers in the sequence refer to documents previously filed as an exhibit.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FX ENERGY, INC.
Registrant

Dated: July 11, 2014	By:	/s/ Clay Newton
Clay Newton, Vice President

EXHIBIT INDEX

Exhibit Number	Description

1.02

Underwriting Agreement dated July 10, 2014, between and among FX Energy, Inc. and MLV & Co. LLC and Euro Pacific Capital, Inc., for themselves and as representatives of the underwriters named in Schedule II thereto

3.06	Amendment to the Articles of Incorporation Designating Rights, Privileges, and Preferences of 9.25% Series B Cumulative Convertible Preferred Stock dated July 11, 2014

5.01	Opinion of Kruse Landa Maycock & Ricks, LLC, dated July 10, 2014

23.01	Consent of Kruse Landa Maycock & Ricks, LLC, dated July 10, 2014

99.01	Press Release dated July 10, 2014